Exhibit 99.3

Pogo Producing Company

Supplemental Information (Unaudited)

	Quarter Ended		Twelve Months
	December 31,		December 31,

Operating Data	2002	2001	2002	2001

Net Natural Gas Sales (Mcf/day)
North America	203,664	176,750	201,295	172,756
Thailand	78,480	73,321	77,751	65,057

Total Natural Gas	282,144	250,071	279,046	237,813
Gas Price ($/Mcf)
North America	$3.52	$3.19	$3.12	$4.25
Thailand	$2.29	$2.27	$2.22	$2.30

Average Gas Price	$3.18	$2.92	$2.87	$3.71
Net Liquids Production (Bbl/day)
Crude & Condensate
North America	33,664	14,771	30,969	14,804
Thailand	15,867	16,461	16,391	14,786

Total Crude & Condensate	49,531	31,232	47,360	29,590
Plant Products	3,906	3,132	4,480	2,118

Total Liquids	53,437	34,364	51,840	31,707
Net Liquids Sales (Bbl/day)
Crude & Condensate
North America	33,664	14,771	30,969	14,804
Thailand *	17,197	18,637	16,549	15,032

Total Crude & Condensate	50,861	33,408	47,518	29,836
Plant Products	3,906	3,132	4,480	2,118

Total Liquids	54,767	36,540	51,998	31,954
Average Prices ($/Bbl)
Crude & Condensate
North America	$27.35	$19.25	$24.95	$24.60
Thailand *	$27.40	$18.14	$24.80	$23.38

Average Crude & Cond. Prices	$27.36	$18.63	$24.90	$23.99
Plant Products	$14.01	$12.85	$14.18	$16.12

* Sales Volumes & Price Used in Financial Statements

Selected Balance Sheet Data

($ in 000's)	12/31/2002	12/31/2001

Total Assets	$2,491,593	$2,423,979
Long-term Debt	722,903	792,561
Trust Preferred	0	145,086
Shareholders’ Equity	1,077,784	824,885
Working Capital	137,971	121,699